[LOGO OF COOPERS & LYBRAND]                Coopers & Lybrand L.L.P.


                                           a professional services firm

                                                                   Exhibit 23(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-11 (File No. 333-40257) of our report dated January 2, 1998, on our audit of the balance sheet of Harris Preferred Capital Corporation. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.

Chicago, Illinois
January 20, 1998